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                                                                   Exhibit 21.01


                         SUBSIDIARIES OF THE REGISTRANT
                                 AS AT 06/30/01


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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
Allcaps Weichgelatinkapseln GmbH & Co. KG                                  Germany

Allcaps Weichgelatinkapseln Verwaltungs GmbH                               Germany

Allegiance (BVI) Holdings Co. Ltd.                                         British Virgin Islands

Allegiance Corporation                                                     Delaware

Allegiance Healthcare (Labuan) Pte. Ltd.                                   Malaysia

Allegiance Healthcare (Thailand) Ltd.                                      Thailand

Allegiance Healthcare Canada Inc.                                          Canada

Allegiance Healthcare Corporation                                          Delaware

Allegiance Healthcare Deutschland GmbH                                     Germany

Allegiance Healthcare Deutschland Holding GmbH                             Germany

Allegiance Healthcare Distribution GmbH                                    Austria

Allegiance Healthcare GmbH                                                 Switzerland

Allegiance Healthcare Holding B.V.                                         Netherlands

Allegiance Healthcare International GmbH                                   Austria

Allegiance Healthcare International, Inc.                                  Delaware

Allegiance Healthcare Limited                                              United Kingdom

Allegiance Healthcare Sdn. Bhd.                                            Malaysia

Allegiance Industries Sdn. Bhd.                                            Malaysia

Allegiance International Manufacturing (Bermuda) Ltd.                      Bermuda

Allegiance K. K.                                                           Japan

Allegiance Labuan Holdings Pte. Ltd.                                       Malaysia

Allegiance Medica S.R.L.                                                   Italy

Allegiance PRO Inc.                                                        Nevada
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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
Allegiance S.L.                                                            Spain

Allegiance S.P.R.L.                                                        Belgium

Allegiance Sante S.A.                                                      France

Allegiance Trading GmbH                                                    Switzerland

American Threshold Industries, Inc.                                        Georgia

Automatic Liquid Packaging, Inc.                                           Illinois

Bindley Western Funding Corporation                                        Delaware

Bindley Western Industries II of Maine, Inc.                               Delaware

Bindley Western Industries, Inc.                                           Indiana

BW Transportation Services, Inc.                                           Indiana

C. International, Inc.                                                     Ohio

Cardal, Inc.                                                               Ohio

Cardinal Distribution Holding Corporation - I                              Nevada

Cardinal Distribution Holding Corporation - II                             Nevada

Cardinal Distribution LP                                                   Ohio

Cardinal Health Capital Corporation                                        Ohio

Cardinal Health Finance                                                    United Kingdom

Cardinal Health Funding, LLC                                               Nevada

Cardinal Health GbR                                                        Germany

Cardinal Health GmbH                                                       Switzerland

Cardinal Health Holding International, Inc.                                New Jersey

Cardinal Health Holding Ltd.                                               United Kingdom

Cardinal Health Holdings GmbH                                              Germany

Cardinal Health International Ventures, Ltd.                               Barbados

Cardinal Health Manufacturing Services B. V.                               The Netherlands

Cardinal Health Pharmaceutical Technologies & Services Center, Inc.        Delaware
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SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
Cardinal Health Provider Pharmacy Services, Inc.                           Delaware

Cardinal Health Puerto Rico, Inc.                                          Puerto Rico

Cardinal Health Staffing Network, Inc.                                     Ohio

Cardinal Health Systems, Inc.                                              Ohio

Cardinal Health Technologies Ltd.                                          Ireland

Cardinal Health, Inc.                                                      Ohio

Cardinal Southeast, Inc.                                                   Mississippi

Cardinal Syracuse, Inc.                                                    New York

Cardinal West, Inc.                                                        Nevada

Cardinal.com Holdings, Inc.                                                Nevada

Cascade Development, Inc.                                                  Nevada

CDI Investments, Inc.                                                      Delaware

Central Pharmacy Services, Inc.                                            Georgia

Cirmex de Chihuahua S.A. de C.V.                                           Mexico

Cirpro de Delicias S.A. de C.V.                                            Mexico

College Park Plaza Associates, Inc.                                        Indiana

Comprehensive Reimbursement Consultants, Inc.                              Minnesota

Convertors de Mexico S.A. de C.V.                                          Mexico

CORD Logistics, Inc.                                                       Ohio

Dutch American Manufacturers (D.A.M.) B.V.                                 Netherlands

Enhanced Derm Technologies, Inc.                                           Delaware

Eurovac Limited                                                            Malta

F&F Holding GmbH                                                           Germany

Griffin Capital Corporation                                                Nevada

Herd Mundy Richardson (Holdings) Limited                                   United Kingdom

Herd Mundy Richardson Limited                                              United Kingdom

International Capsule Company S.r.l.                                       Italy
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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
International Medical Products B.V.                                        Netherlands

International Processing Corporation                                       Delaware

James W. Daly, Inc.                                                        Massachusetts

Killilea Development Company, Ltd.                                         Ohio

Lake Charles Pharmaceutical and Medical Equipment Supply Company, L.L.C.   Louisiana
-    A Louisiana limited liability company formed by Owen Shared
     Services, Inc. and Lake Charles Memorial Hospital, Inc.

Leader Drugstores, Inc.                                                    Delaware

Managed Pharmacy Benefits, Inc.                                            Missouri

Medicine Shoppe Capital Corporation                                        Nevada

Medicine Shoppe International, Inc.                                        Delaware

Medicine Shoppe Internet, Inc.                                             Missouri

MediQual Systems, Inc.                                                     Delaware

Meditrol Automation Systems, Inc.                                          Texas
Meditrol, Inc.                                                             Nevada

Mepro Medische Produkten B.V.                                              Netherlands

Moresville, Limited                                                        United Kingdom

National Pharmpak Services, Inc.                                           Ohio

National Specialty Services, Inc.                                          Tennessee

Northern Michigan Supply Alliance, LLC                                     Michigan

Ohio Valley-Clarksburg, Inc.                                               Delaware

Owen Healthcare Building, Inc.                                             Texas

Owen Healthcare, Inc.                                                      Texas

Owen Shared Services, Inc.                                                 Texas

Pacific Surgical Innovations, Inc.                                         California

Packaging Coordinators, Inc.                                               Pennsylvania

PCI Allpack GmbH                                                           Germany
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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
PCI Holdings (UK) Co.                                                      United Kingdom

PCI Services I, Inc.                                                       Puerto Rico

PCI Services II, Inc.                                                      Delaware

PCI Services III, Inc.                                                     Delaware

PCI Services, Inc.                                                         Delaware

PCI West, Inc.                                                             Delaware

PCI, Inc.                                                                  New Jersey

PCI/Acquisition III, Inc.                                                  Delaware

PCI/Delvco, Inc.                                                           Delaware

PCI/Tri-Line (USA), Inc.                                                   Delaware

Pharmacy Operations of New York, Inc.                                      New York

Pharmacy Operations, Inc.                                                  Delaware

Phillipi Holdings, Inc.                                                    Ohio

Pinnacle Intellectual Property Services International, Inc.                Nevada

Pinnacle Intellectual Property Services, Inc.                              Nevada

Priority Healthcare Services Corporation                                   Indiana

Productos Urologos de Mexico S.A. de C.V.                                  Mexico

Pyxis Corporation                                                          Delaware

Pyxis Healthcare Systems, Inc.                                             Canada

Quiroproductos de Cuauhtemoc S.A. de C.V.                                  Mexico

R. P. Scherer Limited                                                      United Kingdom

R.P. Scherer (Europe) AG                                                   Switzerland

R.P. Scherer (Spain) S.A.                                                  Spain

R.P. Scherer Argentina S.A.I.C.                                            Argentina

R.P. Scherer Canada Inc.                                                   Canada

R.P. Scherer Corporation                                                   Delaware

R.P. Scherer DDS B.V.                                                      Netherlands
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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------
R.P. Scherer do Brasil Encapsulacoes, Ltda.                                Brazil

R.P. Scherer GmbH & Co. KG                                                 Germany
-    F & F Holdings GmbH - 50.94%
-    R.P. Scherer Verwaltungs GmbH - 0.11%

R.P. Scherer Holdings II Limited                                           United Kingdom

R.P. Scherer Holdings Limited                                              United Kingdom

R.P. Scherer Holdings Pty. Ltd.                                            Australia

R.P. Scherer Inc.                                                          New Jersey

R.P. Scherer K.K.                                                          Japan

R.P. Scherer Production S.A.                                               France

R.P. Scherer S.A.                                                          France

R.P. Scherer S.p.A.                                                        Italy

R.P. Scherer Technologies, Inc.                                            Nevada

R.P. Scherer Verwaltungs GmbH                                              Germany
-    F & F Holdings GmbH - 51%

R.P. Scherer West, Inc.                                                    Delaware

Ransdell Surgical, Inc.                                                    Kentucky

Red Wing Data Corporation                                                  Nevada

RedKey, Inc.                                                               Ohio

RPS Technical Services, Inc.                                               Delaware

RxealTIME, Inc.                                                            Nevada

Scherer DDS Limited                                                        United Kingdom

Scherer Production S.A.                                                    France

Source Medical, Inc.                                                       Canada
-    Allegiance Healthcare Canada Inc. controls with - 50%  of
     common shares  & 100% of preferred share (1 share)

STI Deutschland GmbH Surgical Technologies                                 Germany
International

Supplyline Holdings, Inc.                                                  Nevada

Supplyline Technologies Limited                                            Ireland
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
SUBSIDIARY NAME                                                            STATE / JUSRISDICTION OF INCORPORATION
---------------                                                            --------------------------------------

Surgical Technologies B.V.                                                 Netherlands

Surgi-Tech Europa Divisione Surgi-Tech Italia SRL                          Italy

The Enright Group, Inc.                                                    Virginia

The Griffin Group, Inc.                                                    Nevada

Unipack, Ltd.                                                              United Kingdom

Vistant Corporation                                                        Delaware

Vistant Holdings, Inc.                                                     Nevada

Whitmire Distribution Corporation                                          Delaware
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